Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

ReWalk Robotics Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, par value NIS 0.25	Rules 457(c) and 457(h)	4,400,000	$0.99	$4,356,000.00	0.0000927	$403.80
	Total Offering Amounts				$4,356,000.00		$403.80
	Total Fee Offsets						-
	Net Fee Due						$403.80

(1)
This registration statement on Form S-8 (the “Registration Statement”) covers 4,400,000 ordinary shares of ReWalk Robotics Ltd. (the “Registrant”) issuable pursuant to awards under the Registrant’s Amended and Restated 2014 Incentive Compensation Plan (the “A&R 2014 Plan”), which shares were added effective August 2, 2022 in connection with the Registrant’s amendment of its 2014 Incentive Compensation Plan (the “2014 Plan”); and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional ordinary shares that may become issuable under the terms of the A&R 2014 Plan by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding ordinary shares. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the ordinary shares registered under this Registration Statement all ordinary shares are combined by a reverse share split into a lesser number of ordinary shares, the number of undistributed ordinary shares covered by this Registration Statement shall be proportionately reduced.

(2)
Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for purposes of calculating the amount of the registration fee, on the basis of the average high and low trading prices ($0.97 - $1.00) of the Registrant’s ordinary shares as quoted on the Nasdaq Capital Market on August 31, 2022.